Exhibit 99.2

                                                                     Schedule I



                  LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                            SUMMARY OF INVESTMENTS
                               DECEMBER 31, 1996
                           (IN THOUSANDS OF DOLLARS)




                               Column A                                   Column B     Columns C       Column D
----------------------------------------------------------------------   ----------   -----------   --------------
                                                                                                      Amount at
                                                                                                     which shown
                                                                                         Fair           in the
                          Type of investment                                Cost         value       balance sheet
----------------------------------------------------------------------   ----------   -----------   --------------
Fixed maturities:
 Bonds:
   Available for sale:
     United States government and government agencies and authorities     $ 62,206      $ 63,368       $ 63,368
     States, municipalities and political subdivisions    ............      76,203        77,125         77,125
     Foreign government  .............................................         345           383            383
     Public utilities ................................................       4,550         4,557          4,557
     All other corporate bonds .......................................      61,195        62,412         62,412
     Mortgage-backed securities   ....................................      10,376        10,379         10,379
                                                                          ---------    ---------       ---------
       Total fixed maturities  .......................................    $214,875      $218,224       $218,224
                                                                          =========    =========       =========
Equity securities:
 Common stocks:
   Banks, trust and insurance companies ..............................    $     49      $     14       $     14
   Industrial, miscellaneous and all other    ........................         881         1,711          1,711
                                                                          ---------    ---------       ---------
 Preferred stocks  ...................................................          --            --             --
       Total equity securities .......................................    $    930      $  1,725       $  1,725
                                                                          =========    =========       =========
Mortgage loans on real estate  .......................................    $    480        XXX          $    480
                                                                          =========    =========       =========
Deposits with banks:
 Invested cash  ......................................................    $ 71,626        XXX          $ 71,626
                                                                          =========    =========       =========
       Total investments .............................................    $287,911        XXX          $292,055
                                                                          =========    =========       =========

                                                                     Schedule II


                  LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
           PARENT COMPANY BALANCE SHEETS DECEMBER 31, 1996 AND 1995
                           (IN THOUSANDS OF DOLLARS)





                                                                                             1996          1995
                                                                                          ----------   ------------
ASSETS
CASH  .................................................................................    $     --     $     21
 Stock of subsidiaries at equity ......................................................     263,456      238,038
OTHER ASSETS   ........................................................................         806          269
                                                                                           ---------    --------
   TOTAL ASSETS   .....................................................................    $264,262     $238,328
                                                                                           =========    ========
LIABILITIES
Due to (from) subsidiaries ............................................................    $     30     $    (57)
Note payable   ........................................................................       1,000           --
OTHER LIABILITIES .....................................................................       1,064           --
                                                                                           ---------    --------
   TOTAL LIABILITIES ..................................................................       2,094          (57)
                                                                                           ---------    --------
SHAREHOLDERS' EQUITY
Preferred stock, no par value, authorized 5,000,000 shares, none issued or outstanding           --           --
Common stock, no par value, authorized 45,000,000 shares, issued and outstanding,
 8,889,791 in 1996 and 8,885,991 in 1995  .............................................     167,044      167,006
 Unrealized investment gains  .........................................................       2,694       13,845
 Retained earnings   ..................................................................      92,430       57,689
 Receivable from employee benefit plan ................................................          --         (155)
                                                                                           ---------    --------
   TOTAL SHAREHOLDERS' EQUITY .........................................................     262,168      238,385
                                                                                           ---------    --------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   .......................................    $264,262     $238,328
                                                                                           =========    ========

                                                                    Schedule II


                  LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    PARENT COMPANY STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                           (In thousands of dollars)




                                                                         1996        1995       1994
                                                                       ---------   ---------   -------
REVENUES
 Dividends received from consolidated subsidiaries   ...............    $ 2,526     $ 2,610    $2,040
 Management fee from consolidated subsidiary   .....................      1,153         740       866
                                                                        --------    --------   -------
   TOTAL REVENUES   ................................................      3,679       3,350     2,906
EXPENSES
 Administrative expenses  ..........................................      1,153         740       866
                                                                        --------    --------   -------
INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES  ......      2,526       2,610     2,040
EQUITY IN UNDISTRIBUTED INCOME OF CONSOLIDATED SUBSIDIARIES   ......     33,993      14,441     4,774
                                                                        --------    --------   -------
NET INCOME .........................................................    $36,519     $17,051    $6,814
                                                                        ========    ========   =======

                                                                     Schedule II


                  LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    PARENT COMPANY STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                           (In thousands of dollars)




                                                         1996           1995          1994
                                                     ------------   ------------   -----------
Cash flows from operating activities:
 Net income   ....................................    $  36,519      $  17,051     $  6,814
   Undistributed net income of subsidiary   ......      (33,993)       (14,441)      (4,774)
   Other   .......................................          589             --           --
                                                      ---------      ---------     ---------
 Net cash provided by operating activities  ......        3,115          2,610        2,040
                                                      ---------      ---------     ---------
Cash flows from investing activities:
 Additional investment in subsidiaries   .........       (2,358)          (994)      (1,020)
                                                      ---------      ---------     ---------
 Net cash used in investing activities   .........       (2,358)          (994)      (1,020)
                                                      ---------      ---------     ---------
Cash flows from financing activities:
 Proceeds from note payable  .....................        1,000             --           --
 Dividends paid  .................................       (1,778)        (1,599)      (1,025)
                                                      ---------      ---------     ---------
 Net cash used in financing activities   .........         (778)        (1,599)      (1,025)
                                                      ---------      ---------     ---------
Net (decrease) increase in cash ..................          (21)            17           (5)
Cash at beginning of year ........................           21              4            9
                                                      ---------      ---------     ---------
Cash at end of year ..............................    $      --      $      21     $      4
                                                      =========      =========     =========

                                                                    Schedule II


                  LAWYERS TITLE CORPORATION AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                 NOTES TO PARENT COMPANY FINANCIAL STATEMENTS



NOTE 1 - ACCOUNTING POLICIES

     Basis of presentation - The accompanying parent company financial statements should be read in conjunction with the Company's Consolidated Financial Statements.

                                                      WILLIAMS MULLEN
                                                    CHRISTIAN & DOBBINS
       PHONE: (804) 643-1991          -----------------------------------------------              OFFICES IN:
        FAX: (804) 783-6507                    ATTORNEYS & COUNSELORS AT LAW                        RICHMOND
                                                                                                WASHINGTON, D.C.
      WRITER'S E-MAIL ADDRESS:                                                                       LONDON
          bpitman@wmcd.com                           TWO JAMES CENTER
                                                   1021 EAST CARY STREET                       AFFILIATE OFFICES:
       WRITER'S DIRECT DIAL:                           P.O. BOX 1320                                 DETROIT
           (804) 783-6474                      RICHMOND, VIRGINIA 23218-1320                         RIYADH

                                                                                                INTERNET ADDRESS:
                                                                                               http://www.wmcd.com



                                February 3, 1998




Thomas Jones, Esquire                                 Confidential -- For Use of
Senior Counsel                                               the Commission Only
Division of Corporation Finance
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549-1004

         Re:      Lawyers Title Corporation
                  Form S-3
                  File No. 333-43913
                  -------------------------

Dear Mr. Jones:

         Lawyers  Title  Corporation  (the  "Company")  has received your letter
dated  January  22,  1998   containing   comments  on  the  Company's  Form  S-3
Registration Statement (the "Registration  Statement") filed by the Company with the Securities and Exchange  Commission (the  "Commission")  on January 8, 1998.
This  letter on behalf of the Company  responds  to each of the  comments of the
Commission's staff (the "Staff") set forth in your letter.  Enclosed is a marked copy  of  Amendment  No.  1 to the  Registration  Statement  containing  updated information and revisions to the  Registration  Statement in accordance with the responses contained herein.

         For convenience of reference, the following responses are numbered to correspond to the numbered paragraphs of your letter. References in this letter to page numbers in the Registration Statement are to pages of the revised
Registration Statement enclosed herewith. Unless otherwise defined, capitalized terms used herein have the meanings set forth in the Registration Statement.

         Risk Factos
         -----------

         1. The Company  has  revised the titles to the "Risk  Factors" on pages
11 and 12 of the Registration Statement to provide the requested disclosure.

         2.  The   consummation  of  the  Acquisition  is  a  condition  to  the consummation  of the  Offering.  This is  disclosed  on the  front  cover of the
Prospectus,  in the Prospectus Summary under "The Stock Offering," under "Use of
Proceeds"  and  under  "The  Acquisition  -  Description  of  the  Acquisition."
Accordingly,  potential  investors in the Offering will not bear any risk of the
Company failing to consummate the Acquisition,  because the Offering will not be closed unless the  Acquisition is likewise  closed.  As indicated in discussions with  Roland  St.  Paul,  we  do  not  believe  the  requested  risk  factor  is appropriate.

         Potential Change of Control
         ---------------------------

         3.  The  Company  has  revised  the   discussion  on  page 12  of  the
Registration Statement to provide the requested disclosure.

         Use of Proceeds
         ---------------

         4.  The  Company  has  revised  the   discussion  on  page 14  of  the
Registration Statement to provide the requested disclosure.

         Dilution
         --------

         5.  Pro  forma  net  tangible   book  value   attributable   to  common
shareholders of $168.8 million, assuming no conversion of the Series B Preferred
Stock issued to RIC, and $278.8  million,  assuming  conversion  of the Series B
Preferred  Stock, is calculated from the pro forma balance sheet as of September
30, 1997 as follows:
                                                       Assuming no                        Assuming
                                                        Conversion                       Conversion
                                                        ----------                       ----------
(in 000s)

Total assets                                            $1,474,021                       $ 1,474,021
Liabilities                                               (829,530)                         (829,530)
Goodwill                                                  (365,741)                         (365,741)
Preferred stock - stated value                            (110,000)
                                             --------------------------------- --------------------------------

Net tangible book value                      (A)        $  168,750                        $ 278,750
                                                        ----------                        ---------

Calculation of pro forma shares outstanding:

Historic                                                 8,928,041                         8,928,041
Public offering                                          1,750,000                         1,750,000
Issued to RIC                                            4,039,473                         4,039,473
Common shares issued to RIC
through convertible preferred                               -                              4,824,561
                                             --------------------------------- --------------------------------

Total                                        (B)        14,717,514                        19,542,075
                                                        ----------                        ----------

Pro forma net tangible book value
per share attributable to common
shareholders = (A) / (B)                                  $11.47                           $14.26

Pro forma full book value per share after the Offering and Acquisition has been removed.


         Pro Forma Financial Statements
         ------------------------------

         6. The Company has determined  that $10 million of the after tax charge
to   earnings   relates   to  exit,   termination   and   relocation   costs  of
Commonwealth/Transnation  employees.  The  Company  has  therefore  recorded  an accrual for that amount,  which has increased the purchase price.  Footnote 4 of the Pro Forma  Financial  Statements  has been  revised to  include  disclosures required by EITF 95-3. As described in such footnote, the Company's plan to exit certain leases and to terminate and relocate employees has not been finalized.

                  In addition, pro forma footnote 4 has been revised to explain that the one-time after tax charge of $9.8 million relates to employee severance and exit costs for Lawyers Title employees and leases, respectively. The
Company's plan to exit certain Lawyers Title leases and to terminate and relocate Lawyers Title employees has also not been finalized. Therefore, the requirements of EITF 94-3 have not been met. An estimate of the restructuring charge to be incurred has been disclosed in footnote 4.

         Management's Discussion and Analysis -- Lawyers Title
         -----------------------------------------------------

         7. The reference to "other than ordinary routine litigation  incidental to the business" refers to claims provided for through the Company's reserve for incurred but not reported  policy and contract  claims.  The Company has amended the  disclosure  on pages 33, 34 and 51 of the  Registration  Statement  to make it consistent with the disclosure included in the MD&A of the Company's 1996 Annual
Report on Form 10-K as follows:

                  Contingencies

                           See "Legal  Proceedings"  in the Form 10-K,  which is
                  incorporated  by  reference  into  this   Prospectus,   for  a
                  discussion  of  pending  legal  proceedings  for  the  periods covered by the financial statements of the Company included in this Prospectus. As of the date of this Prospectus,  there are no material pending legal  proceedings to which the Company or any of its  subsidiaries  is a party or to which  any of their property is subject,  and which would have a material  adverse effect  on  the  Company's  financial  position  or  operating results.

         8. The Company has revised the discussion on page 37 of the Registration Statement to provide the requested disclosure.

         Historical Financial Statements -- Lawyers Title
         ------------------------------------------------

         9. As requested, the schedules required by Rule 7-05 of Regulation S-X and the applicable report of independent accountants have been included in the Registration Statement as Exhibits 99.2 and 99.1, respectively.

         Historical Financial Statements -- Lawyers Title and Commonwealth/Transnation
         ------------------------------------------------------------------------------

         10.    Revenues   and    expenses    related   to    subsidiaries    of
Commonwealth/Transnation  and the Company that sell software represent less than
1% of either company's  respective total revenues and expenses and are therefore not considered material.

         General
         -------

         11. The Registration  Statement  reflects changes made to the Company's
Preliminary Proxy Statement filed with the Commission on September 30, 1997 in response to the Staff's comments contained in letters from Shelley Parratt, Assistant Director, dated January 15, 1998 and January 27, 1998.

         The Company advises the Staff supplementally that it believes that the Registration Statement, as amended, discloses all required information about
Year 2000 issues pursuant to Staff Legal Bulletin No. 5 (CF/IM).

         The Company is aware of the Staff's position that no determination is being made by the Staff regarding whether any forward looking or cautionary statements in the Registration Statement satisfy Section 27A of the Securities
Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 or the Private Securities Litigation Reform Act of 1995.

         If you have any questions concerning the foregoing responses, please do not hesitate to contact me at (804) 783-6474.

         Thank you for your assistance in this matter.

                                   Sincerely,

                                   /s/ William L. Pitman

                                   William L. Pitman

WLP/bc
Enclosure
cc:      Mr. Roland St. Paul (w/enc.)
         Mr. Todd Hardiman (w/enc.)

0384034.07